Exhibit 32.1

SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Mark Newcomer, the Chief Executive Officer of Paysign, Inc., a Nevada corporation (the "Company"), do hereby certify, to the best of my knowledge, that:

1. The Annual Report on Form 10-K for the period ended December 31, 2023 (the "Report") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark Newcomer

Mark Newcomer,

President and Chief Executive Officer

(principal executive officer)

Date: March 27, 2024